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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):        Commission File Number:
             December 6, 2001                                   0-27441



                        XM SATELLITE RADIO HOLDINGS INC.
             (Exact name of registrant as specified in its charter)



                 DELAWARE                                    54-1878819
       (State or other jurisdiction                        (IRS Employer
             of incorporation)                         Identification Number)



                           1500 ECKINGTON PLACE, N.E.
                             WASHINGTON, D.C. 20002
              (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (202) 380-4000


          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         The information set forth on the following pages is included in a prospectus supplement of XM Satellite Radio Holdings Inc., a Delaware corporation, for an issuance in connection with an offering of 10,000,000 shares of Class A common stock.

         Except for any historical information, the matters we discuss in this Form 8-K concerning our company contain forward-looking statements. Any statements in this Form 8-K that are not statements of historical fact are intended to be, and are, "forward-looking statements" under the safe harbor provided by Section 27(a) of the Securities Act of 1933. Without limitation, the words "anticipates," "believes," "estimates," "expects," "intends," "plans" and similar expressions are intended to identify forward-looking statements. The important factors we discuss below as well as other factors identified in our filings with the SEC and those presented elsewhere by management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K.

         A copy of the form of Underwriting Agreement related to the offering of Class A common stock between the Company and the underwriter named therein is filed as Exhibit 1.1 to this Current Report on Form 8-K.

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                                  RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS AND ALL OF THE OTHER INFORMATION HEREIN BEFORE MAKING AN INVESTMENT DECISION.

    Some of the information herein may contain forward looking statements. Such statements can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward looking" information. When considering such forward looking statements, you should keep in mind the risk factors and other cautionary statements herein. The risk factors noted in this section and other factors noted herein, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward looking statement.

YOU COULD LOSE MONEY ON YOUR INVESTMENT BECAUSE WE HAVE JUST STARTED OPERATIONS AND GENERATION OF REVENUES.

    We have been a development stage company through September 30, 2001. We have just started to generate revenues and expect to emerge from the development stage during the fourth quarter of 2001. Unless we generate significant revenues, you could lose money on your investment. Our ability to generate revenues and ultimately to become profitable will depend upon several factors, including whether we can attract and retain enough subscribers and advertisers to XM Radio; whether our XM Radio system continues to operate at an acceptable level; whether we compete successfully; and whether the FCC grants us all additional necessary authorizations in a timely manner.

OUR EXPENDITURES AND LOSSES HAVE BEEN SIGNIFICANT AND ARE EXPECTED TO GROW.

    As of September 30, 2001, we had incurred capital expenditures of $1.0 billion and aggregate net losses approximating $247.0 million from our inception through September 30, 2001. We expect our net losses and negative cash flow to grow as we make payments under our various distribution contracts, incur marketing and subscriber acquisition costs and make interest payments on our outstanding indebtedness. If we are unable ultimately to generate sufficient revenues to become profitable and have positive cash flow, you could lose money on your investment.

THE PROCEEDS FROM THIS TRANSACTION WILL NOT PROVIDE SUFFICIENT FINANCING FOR OUR BUSINESS PLAN AND ADDITIONAL FINANCING MIGHT NOT BE AVAILABLE.

    The proceeds from this offering are expected to be sufficient in the absence of additional financing to cover our estimated funding needs into the fourth quarter of 2002. However, if the number of actual subscribers, or the cost to acquire each new subscriber, differs substantially from the projected number, we may need substantial additional funding. We anticipate that we will need an additional $40 million to $65 million through the end of 2002, and will require additional funding thereafter. These amounts are estimates and may change, and we may need additional financing in excess of these estimates. In addition, we have substantial payment obligations under a distribution agreement with General Motors. Our actual funding requirements could vary materially from our current estimates. We may have to raise more funds than expected to remain in business and to continue to develop and market the XM Radio system.

    We plan to raise future funds by selling debt or equity securities, or both, publicly and/or privately and by obtaining loans or other credit lines from banks or other financial institutions. We need the consent of holders of at least 60% of the Series C preferred stock before issuing additional equity securities (including equity securities issuable upon conversion of debt securities), which could hamper our ability to raise additional funds. We may not be able to raise sufficient funds on favorable terms or at all. If we fail to obtain any necessary financing on a timely basis, then the growth of our satellite radio business could be materially impacted and we could default on our commitments to our

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distribution partners, creditors or others and may have to discontinue operations or seek a purchaser for our business or assets.

DEMAND FOR OUR SERVICE MAY BE INSUFFICIENT FOR US TO BECOME PROFITABLE.

    Before our commercial launch in September 2001, there was no mobile satellite digital audio radio service in commercial operation in the United States. As a result, we cannot estimate with any certainty the potential consumer demand for such a service or the degree to which we will meet that demand. Among other things, consumer acceptance of XM Radio will depend upon whether we obtain, produce and market high quality programming consistent with consumers' tastes; the willingness of consumers to pay subscription fees to obtain satellite radio service; the cost and availability of XM radios; and XM Radio's and our competitors' marketing and pricing strategy. If demand for our service does not develop as expected, we may not be able to generate enough revenues to become profitable or generate positive cash flow. Although we have commissioned market studies which attempt to measure market demand, these studies are based upon statistical sampling methods and reflect responses to hypothetical questions. Consequently, the data may not be accurate. We caution you not to place undue reliance on this data.

WEAKER THAN EXPECTED MARKET AND ADVERTISER ACCEPTANCE OF OUR XM RADIO SERVICE COULD ADVERSELY AFFECT OUR ADVERTISING REVENUE AND RESULTS OF OPERATION.

    Because we expect to derive a significant part of our future revenues from advertising, market and advertiser acceptance of our XM Radio service will be critical to the success of our business. Our ability to generate advertising revenues will be directly affected by the number of subscribers to our XM Radio service and the amount of time subscribers spend listening to our various channels. Our ability to generate advertising revenues will also depend on several factors, including the level and type of market penetration of our service, competition for advertising dollars from other media, and changes in the advertising industry and economy generally. We directly compete for audiences and advertising revenues with Sirius Satellite Radio, the other satellite radio licensee, and traditional AM/FM radio stations, some of which maintain longstanding relationships with advertisers and possess greater resources than we do. Because FCC regulations limit our ability to offer our radio service other than to subscribers on a pay-for-service basis, certain advertisers may be less likely to advertise on our radio service.

    We believe that advertising is a discretionary business expense for many business organizations and industries. Consequently, the current slowdown in the United States economy generally, and further downturns in the economy or in a particular business sector that represents a significant share of our advertising revenues, could adversely affect our advertising revenues and, therefore, our results of operations.

FAILURE OF THIRD PARTIES TO PERFORM COULD AFFECT OUR REVENUES.

    We need to assure continued proper manufacturing and distribution of XM radios and development and provision of programming in connection with our service. Many of these tasks depend on the efforts of third parties. If one or more of these matters is not performed in a sufficient manner, our revenues could be less than expected and our business may suffer.

HIGHER THAN EXPECTED SUBSCRIBER ACQUISITION COSTS OR SUBSCRIBER TURNOVER COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

    We are spending substantial funds on advertising and marketing and in transactions with car and radio manufacturers and other parties to obtain or as part of the expense of attracting new subscribers. If the costs of attracting new subscribers or incentivizing other parties is greater than expected, our financial performance and results of operations will be adversely affected.

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    We expect to experience some subscriber turnover, or churn. Because we have just begun commercial operations, we cannot predict the amount of churn we will experience. We also cannot predict how successful we will be at retaining customers who purchase or lease vehicles that include a subscription to our service. Subscriber turnover or our inability to retain customers who purchase or lease new vehicles with our service could adversely affect our financial performance and results of operations.

OUR SYSTEM MIGHT NOT WORK AS EXPECTED.

    Our system involves new applications of existing technology and the complex integration of different technologies which may not continue to work as planned. Prior to our commencement of operations, satellites and terrestrial repeater networks have not been integrated and used together on the scale we contemplate. Our integrated system has only recently been fully deployed and tested, and may not continue to function as expected within any particular market or deployment area. Failure to integrate these technologies may result in areas with impediments to satellite line of sight experiencing dead zones where our signals cannot be received clearly or are of low quality.

COMPETITION FROM SIRIUS SATELLITE RADIO AND TRADITIONAL AND EMERGING AUDIO ENTERTAINMENT PROVIDERS COULD ADVERSELY AFFECT OUR REVENUES.

    In seeking market acceptance, we will encounter competition for both listeners and advertising revenues from many sources, including Sirius Satellite Radio, the other U.S. satellite radio licensee; traditional and (when available) digital AM/FM radio; Internet based audio providers; direct broadcast satellite television audio service; and cable systems that carry audio service. Sirius Satellite Radio has three operational satellites in-orbit. Sirius has announced in recent SEC filings and press releases that it expects to begin commercial operations in the first quarter of next year. Sirius also has recently announced that it will offer its service for a monthly charge of $12.95, featuring 100 channels at launch. If Sirius is able to offer a more attractive service or enhanced features, has stronger marketing or distribution channels, it may gain a competitive advantage over us.

    Unlike XM Radio, traditional AM/FM radio already has a well established and dominant market presence for its services and generally offers free broadcast reception supported by commercial advertising rather than by a subscription fee. Further, the incumbent terrestrial broadcasters have announced intentions to enhance their existing broadcasts with additional digital quality services utilizing new technology in the near future. Also, many radio stations offer information programming of a local nature, such as traffic and weather reports, which XM Radio is not expected to offer as effectively as local radio, or at all. To the extent that consumers place a high value on these features of traditional AM/FM radio, we are at a competitive disadvantage to the dominant providers of audio entertainment services.

PREMATURE DEGRADATION OR FAILURE OF OUR SATELLITES COULD DAMAGE OUR BUSINESS.

    If one of our satellites were to fail (or suffer performance degradation) prematurely and unexpectedly, it likely would affect the quality of our service, interrupt the continuation of our service and harm our business. This harm to our business would continue until we either launched our ground spare satellite or had additional satellites built or launched. A number of factors may decrease the useful lives of our satellites, including: defects in construction; faster than expected degradation of solar array output power; loss of on board station-keeping system; failure of satellite components that are not protected by back-up units; electrostatic storms; and collisions with other objects in space. In addition, our network of terrestrial repeaters communicates principally with one satellite. If the satellite communicating with the repeater network fails unexpectedly, we would have to repoint all the repeaters to communicate with the other satellite. This would result in a degradation of service that could last several days and could harm our business.

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    In September, our satellite manufacturer, Boeing Satellite Systems
International, advised us of a progressive degradation problem with the solar array output power of 702 class satellites, including both XM Rock and XM Roll. At the present time, the output power of our solar arrays and the broadcast signal strength are above minimum acceptable levels and are expected to remain that way at least through 2005, permitting full operation of the XM system (based on the patterns projected by Boeing) through that time. We have advised our insurance carriers of this situation. Since the issue is common to 702 class satellites, the manufacturer is watching closely the progression of the problem, including data from a satellite in orbit approximately 18 months' longer than XM Rock and XM Roll. With this 18-month advance visibility of performance levels, our insurance arrangements, one spare satellite already purchased (which is being modified to address the solar array anomaly) and priced options on additional satellites, we believe that we will be able to launch additional satellites prior to the time the solar power problem might cause the broadcast signal strength to fall below acceptable levels. Should the solar array output power degrade more rapidly (or to a greater extent) than projected by the manufacturer, there could be an adverse impact on our quality of service until replacement satellites are in operation.

LOSSES FROM SATELLITE DEGRADATION MAY NOT BE FULLY COVERED BY INSURANCE.

    We purchased launch and in-orbit insurance policies from global space insurance underwriters. If either satellite suffers a total or partial failure, our insurance may not fully cover our losses. For example, our insurance does not cover and we do not have protection against business interruption, loss of business or similar losses. Also, our insurance contains customary exclusions and material change conditions that could limit our recovery. We do not expect a final determination regarding insurance recovery for the solar array anomaly relating to XM Rock and XM Roll for several months (or even years) while the impact of the situation is being assessed.

LARGE PAYMENT OBLIGATIONS UNDER OUR DISTRIBUTION AGREEMENT WITH GENERAL MOTORS MAY PREVENT US FROM BECOMING PROFITABLE.

    We have significant payment obligations under our long-term agreement with General Motors for the installation of XM radios in General Motors vehicles and the distribution of our service to the exclusion of other satellite radio services. These payment obligations, which could total several hundred million dollars over the life of the contract, may prevent us from becoming profitable. A significant portion of these payments are fixed in amount, and we must pay these amounts even if General Motors does not meet performance targets in the contract. Although this agreement is subject to renegotiation if General Motors does not achieve and maintain specified installation levels, we cannot predict the outcome of any such renegotiation.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH WHICH COULD REDUCE THE VALUE OF OUR SECURITIES.

    As of September 30, 2001, we had total indebtedness of $410.1 million, on a pro forma basis reflecting the borrowing of $35 million from Boeing completed prior to this offering, and stockholders' equity of $942.3 million. Our substantial indebtedness could have important consequences to you. For example, it could: increase our vulnerability to general adverse economic and industry conditions; limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements; require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes; limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; place us at a competitive disadvantage compared to our competitors that have less debt; and limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. And, failing to comply with those covenants

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could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

JOINT DEVELOPMENT AGREEMENT FUNDING REQUIREMENTS COULD BE SIGNIFICANT.

    Under our agreement with Sirius Radio, each party is obligated to fund one half of the development cost of the technologies used to develop a unified standard for satellite radios. Each party will be entitled to license fees or a credit towards its one half of the cost based upon the validity, value, use, importance and available alternatives of the technology it contributes. The applicability or validity of Sirius Radio's claims in their former patent suit against us could affect the determination of the amount of license fees or credits relating to contributed or licensed technology under the agreement. In our discussions we have yet to agree on the validity, value, use, importance and available alternatives of our respective technologies. If we fail to reach agreement, the fees or credits may be determined through binding arbitration. The companies have agreed to seek arbitration to resolve issues with respect to certain existing technology. We cannot predict at this time the amount of license fees or contribution payable by XM or Sirius Radio or the size of the credits to XM or Sirius Radio from the use of their respective technologies. This may require significant additional capital.

OUR BUSINESS MAY BE IMPAIRED BY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

    Development of the XM Radio system has depended largely upon the intellectual property that we have developed and license from third parties. If the intellectual property that we have developed or use is not adequately protected, others will be permitted to and may duplicate the XM Radio system or service without liability. In addition, others may challenge, invalidate or circumvent our intellectual property rights, patents or existing sublicenses. Some of the know-how and technology we have developed and plan to develop will not be covered by United States patents. Trade secret protection and contractual agreements may not provide adequate protection if there is any unauthorized use or disclosure. The loss of necessary technologies could require us to obtain substitute technology of lower quality performance standards, at greater cost or on a delayed basis, which could harm our business.

    Other parties may have patents or pending patent applications which will later mature into patents or inventions which may block our ability to operate our system or license our technology. We may have to resort to litigation to enforce our rights under license agreements or to determine the scope and validity of other parties' proprietary rights in the subject matter of those licenses. This may be expensive. Also, we may not succeed in any such litigation.

    Third parties may bring suit against us for patent or other infringement of intellectual property rights. Any such litigation could result in substantial cost to, and diversion of effort by, our company, and adverse findings in any proceeding could subject us to significant liabilities to third parties; require us to seek licenses from third parties; block our ability to operate the XM Radio system or license its technology; or otherwise adversely affect our ability to successfully develop and market the XM Radio system.

FAILURE TO COMPLY WITH FCC REQUIREMENTS COULD DAMAGE OUR BUSINESS.

    As an owner of one of two FCC licenses to operate a commercial satellite radio service in the United States, we are subject to FCC rules and regulations, and the terms of our license, which require us to meet certain conditions such as interoperability of our system with the other licensed satellite radio system; coordination of our satellite radio service with radio systems operating in the same range of frequencies in neighboring countries; and coordination of our communications links to our satellites with other systems that operate in the same frequency band.

    Non-compliance by us with these conditions could result in fines, additional license conditions, license revocation or other detrimental FCC actions. We may also be subject to interference from adjacent radio frequency users if the FCC does not adequately protect us against such interference in

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its rulemaking process. In addition, the FCC has not yet issued final rules permitting us to deploy terrestrial repeaters to fill gaps in satellite coverage. We are operating our repeaters on a non-interference basis pursuant to a grant of special temporary authority from the FCC, which will need to be renewed by March 18, 2002, and this authority is currently being challenged by operators of terrestrial wireless systems who have asserted that our repeaters may cause interference. Our deployment of terrestrial repeaters may be impacted by the FCC's further actions, when taken.

IF THE CHALLENGE TO OUR FCC LICENSE IS SUCCESSFUL, OUR BUSINESS COULD BE HARMED.

    The award of our FCC license was challenged by one of the losing bidders in the initial FCC licensing procedure. The challenge was denied by the FCC, but the losing bidder filed with the FCC an application for review of this decision. The FCC has denied this application for review, but the losing bidder may still appeal the decision. If this challenge is successful, the FCC could take a range of actions, any of which could harm our ability to proceed with our planned satellite radio service.

IF WE DEFAULT UNDER OUR JOINT DEVELOPMENT AGREEMENT, SIRIUS SATELLITE RADIO'S PATENT INFRINGEMENT LAWSUIT AGAINST US COULD BE REFILED.

    Under our agreement with Sirius Radio for the development of a unified standard for satellite radios, the lawsuit Sirius Radio brought against us in January 1999 alleging our infringement of three Sirius Radio patents was withdrawn. We and Sirius Radio have agreed to cross-license our respective intellectual property. However, if this agreement is terminated before the value of the licenses has been determined due to our failure to perform a material covenant or obligation, then this suit could be refiled.

OUR SERVICE NETWORK OR OTHER GROUND FACILITIES COULD BE DAMAGED BY NATURAL CATASTROPHES.

    Since our ground-based network is attached to towers, buildings and other structures around the country, an earthquake, tornado, flood or other catastrophic event anywhere in the United States could damage our network, interrupt our service and harm our business in the affected area. We do not have replacement or redundant facilities that can be used to assume the functions of our repeater network or of our central production and broadcast facility in the event of a catastrophic event. Any damage to our repeater network would likely result in degradation of our service for some subscribers and could result in complete loss of service in affected areas. Damage to our central production and broadcast facility would restrict our production of programming and require us to obtain programming from third parties to continue our service.

CONSUMERS COULD STEAL OUR SERVICE.

    Like all radio transmissions, the XM Radio signal is subject to interception. Pirates may be able to obtain or rebroadcast XM Radio without paying the subscription fee. Although we use encryption technology to mitigate the risk of signal theft, such technology may not be adequate to prevent theft of the XM Radio signal. If widespread, signal theft could harm our business.

WE NEED TO OBTAIN RIGHTS TO PROGRAMMING, WHICH COULD BE MORE COSTLY THAN ANTICIPATED.

    We must negotiate and enter into music programming royalty arrangements with performing rights societies such as the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. and SESAC, Inc. Radio broadcasters currently pay a combined total of approximately 4% of their revenues to these performing rights societies. We expect to negotiate or establish license fees through a rate court proceeding in the U.S. District Court for the Southern District of New York, but such royalty arrangements may be more costly than anticipated. We must also enter into royalty arrangements with the owners of the sound recordings, on whose behalf the Recording Industry Association of America will negotiate licenses and collect royalties for this performance right in sound recordings. Cable audio services currently pay a royalty rate of 6.5% of gross subscriber revenue set by the Librarian of

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Congress. Although we believe we can distinguish XM Radio sufficiently from the cable audio services in order to negotiate a lower statutory rate, we may not be able to do so.

RAPID TECHNOLOGICAL AND INDUSTRY CHANGES COULD MAKE OUR SERVICE OBSOLETE.

    The satellite industry and the audio entertainment industry are both characterized by rapid technological change, frequent new product innovations, changes in customer requirements and expectations, and evolving industry standards. If we are unable to keep pace with these changes, our business may be unsuccessful. Products using new technologies, or emerging industry standards, could make our technologies obsolete. In addition, we may face unforeseen problems in operating the XM Radio system that could harm our business. Because we have depended on third parties to develop technologies used in key elements of the XM Radio system, more advanced technologies that we may wish to use may not be available to us on reasonable terms or in a timely manner. Further, our competitors may have access to technologies not available to us, which may enable them to produce entertainment products of greater interest to consumers, or at a more competitive cost.

THE MARKET PRICE OF OUR SECURITIES COULD BE HURT BY SUBSTANTIAL PRICE AND VOLUME FLUCTUATIONS.

    Historically, securities prices and trading volumes for emerging companies fluctuate widely for a number of reasons, including some reasons which may be unrelated to their businesses or results of operations. This market volatility could depress the price of our securities without regard to our operating performance. In addition, our operating results may be below the expectations of public market analysts and investors. If this were to occur, the market price of our securities would likely significantly decrease.

THE HOLDERS OF OUR SERIES C PREFERRED STOCK HAVE CERTAIN VETO RIGHTS.

    Under the terms of our Series C preferred stock, the consent of holders of at least 60% of the Series C preferred stock is required before we can take certain actions, including issuances of additional equity securities and the incurrence of indebtedness under which we must meet financial covenants to avoid default. These requirements could hamper our ability to raise additional funds. The consent of holders of at least 60% of the Series C preferred stock is also required for transactions with affiliates, other than on an arms'-length basis, and for any merger or sale of our assets. The approval for a merger could make it difficult for a third party to acquire us and thus could depress our stock price.

WE NEED PEOPLE WITH SPECIAL SKILLS TO DEVELOP AND MAINTAIN OUR NEW SERVICE. IF WE CANNOT FIND AND KEEP THESE PEOPLE, OUR BUSINESS AND STOCK PRICE COULD SUFFER.

    We depend on the continued efforts of our executive officers and key employees, who have specialized technical knowledge regarding our satellite and radio systems and business knowledge regarding the radio industry and subscription services. If we lose the services of one or more of these employees, or fail to attract qualified replacement personnel, it could harm our business and our future prospects.

WE DEPEND UPON CERTAIN ON-AIR TALENT, THE LOSS OF WHOM COULD REDUCE THE ATTRACTIVENESS OF OUR XM SERVICE TO SUBSCRIBERS AND ADVERTISERS AND COULD ADVERSELY AFFECT OUR BUSINESS.

    We employ or independently contract with certain on-air talent who maintain significant loyal audiences in or across various demographic groups. The fame of such on-air talent and their ability to retain and grow their respective audience is a significant factor in the ability to sell advertising. We cannot be certain that our on-air talent will remain with us or will be able to retain their respective audience. If we lose the services of one or more of these individuals, and fail to attract comparable on-air talent with similar audience loyalty, the attractiveness of our service to subscribers and advertisers could decline and our business could be adversely affected.

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IT MAY BE HARD FOR A THIRD PARTY TO ACQUIRE US, AND THIS COULD DEPRESS OUR STOCK
PRICE.

    We are a Delaware company with unissued preferred stock, the terms of which can be set by our board of directors. Our proposed adoption of a shareholder rights plan using our preferred stock could make it difficult for a third party to acquire us, even if doing so would benefit our stockholders. The rights to be issued under the plan have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us in a manner or on terms not approved by our board of directors. The rights should not deter any prospective offeror willing to negotiate in good faith with our board of directors. Nor should the rights interfere with any merger or other business combination approved by our board of directors. However, anti-takeover provisions in Delaware law and the implementation of the shareholder rights plan could depress our stock price.

FUTURE SALES OF OUR CLASS A COMMON STOCK COULD LOWER OUR STOCK PRICE AND IMPAIR OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

    As of November 30, 2001, we had 62,949,133 shares of Class A common stock outstanding, or 92,480,567 shares assuming conversion of all 10,786,504 shares of our Series A convertible preferred stock, 867,289 shares of our Series B convertible redeemable preferred stock, 235,000 shares of our Series C convertible redeemable preferred stock and related accrued dividends outstanding and $79.1 million of convertible subordinated notes outstanding. Sales of a large number of shares could adversely affect the market price of our Class A common stock, which could impair our ability to raise funds in additional stock offerings.

    23,789,800 shares of our Class A common stock and all 10,786,504 shares of our Series A convertible preferred stock are subject to lock-up agreements that expire ninety days after the date of this prospectus supplement. The shares released from these lock-up restrictions will be freely tradable, subject to the provisions of Rule 144 or Rule 701 under the Securities Act. In the event all or a significant portion of these stockholders elect to sell their shares, the price of our stock could materially decline, irrespective of our performance.

    We have filed registration statements under the Securities Act to cover all 9,100,000 shares of our Class A common stock subject to outstanding stock options or reserved for issuance under our stock plans. These registration statements became effective upon filing. Accordingly, shares registered under these registration statements are, subject to vesting provisions and Rule 144 volume limitations applicable to our affiliates, available for sale in the open market. As of November 30, 2001, options to purchase 5,487,990 shares of our Class A common stock were outstanding.

    The holders of approximately 33.4 million shares of our Class A common stock, all of our Series A convertible preferred stock and all of our Series C convertible redeemable preferred stock have the right to request registration of their shares in future public offerings of our equity securities. Sony Electronics owns a warrant that may in the future be exercisable for up to 2% of our Class A common stock on a fully-diluted basis depending on Sony's success in achieving certain sales targets at an exercise price of 105% of the then current market price. Sony will have the right to request registration of these shares in future public offerings. CNBC owns a warrant that may in the future be exercisable for up to 90,000 shares of our Class A common stock. In addition, we may issue additional shares of Class A common stock to satisfy our obligations to pay dividends on our capital stock and interest on our debt securities.

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               CERTAIN CAPITAL STOCK AND STOCKHOLDER INFORMATION

    The information presented below regarding beneficial ownership of the common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

    As of November 30, 2001, there were 62,949,133 shares of Class A common stock and no shares of Class B common stock outstanding. During October and November 2001, Motient Corporation, formerly our largest stockholder, converted all of its Class B common stock to Class A common stock and subsequently transferred all of its stake in us, including 5,000,000 shares of Class A common stock to Rare Medium Group and 7,108,184 shares of Class A common stock to Hughes Electronics Corporation.

PRINCIPAL STOCKHOLDERS

    The following table presents, as of November 30, 2001, information based upon our records and filings with the SEC regarding each person, other than our directors or executive officers, known to us to be the beneficial owner of more than 5% of our Class A common stock:

                                                      NUMBER OF CLASS A SHARES         PERCENTAGE OF
                                                         BENEFICIALLY OWNED         TOTAL CLASS A SHARES
                                                      -------------------------     --------------------
BENEFICIAL OWNERS OF MORE THAN 5%:
General Motors Corporation..........................          19,191,246(1)                23.5%
100 Renaissance Center
3031 West Grand Boulevard
PO Box 100
Detroit, MI 48265-1000

Hughes Electronics Corporation......................          13,637,994(2)                17.8%
200 N. Sepulveda Boulevard
El Segundo, CA 90245

Clear Channel Investments, Inc......................           8,329,877                   13.2%
200 Concord Plaza, Suite 600
San Antonio, TX 78216

DIRECTV Enterprises, Inc............................           6,370,072(3)                 9.2%
2230 E. Imperial Highway
El Segundo, CA 90245

Baron Capital Group, Inc............................           5,843,386(4)                 9.0%
767 Fifth Avenue, 49th Floor
New York, New York 10153

Oppenheimer.........................................           5,766,800                    9.2%
498 Seventh Avenue
New York, NY 10018

Madison Dearborn Capital Partners III, L.P..........           5,115,369(5)                 7.8%
Madison Dearborn Special Equity III, L.P.
Special Advisors Fund I, LLC
3 First National Plaza, Suite 3800
Chicago, IL 60602

                                                      NUMBER OF CLASS A SHARES         PERCENTAGE OF
                                                         BENEFICIALLY OWNED         TOTAL CLASS A SHARES
                                                      -------------------------     --------------------
BENEFICIAL OWNERS OF MORE THAN 5%:
Rare Medium Group, Inc..............................           5,000,000                    7.9%
565 Fifth Avenue, 29th Floor
New York, NY 10017

Everest Capital Limited.............................           4,275,075                    6.8%
Everest Capital Master Fund, L.P.
The Bank of Butterfield Building
65 Front Street
6th Floor
Hamilton HM JX, Bermuda

Columbia XM Radio Partners, L.L.C...................           3,753,112(6)                 5.9%
Columbia XM Satellite Partners III, LLC
Columbia Capital Equity Partners III (QP), L.P.
201 N. Union Street, Suite 300
Alexandria, VA 22314

John Hancock........................................           3,378,060                    5.4%
200 Clarendon Street
Boston, MA 02117

------------------------

(1) Includes 10,786,504 shares issuable upon conversion of Series A convertible preferred stock, 5,393,252 of which are owned by DIRECTV and 976,558 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends owned by DIRECTV and 7,108,184 shares owned by Hughes Electronics. General Motors and Hughes Electronics recently announced the signing of definitive agreements that provide for the spin-off of Hughes Electronics and its unit DIRECTV from General Motors and the merger of Hughes Electronics with Echostar Communications.

(2) Includes 5,393,252 shares issuable upon conversion of Series A convertible preferred stock and 976,558 shares issuable upon conversion of Series C convertible preferred stock, all of which are owned by DIRECTV.

(3) Includes 5,393,252 shares issuable upon conversion of Series A convertible preferred stock and 976,558 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends.

(4) Includes 1,709,435 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends, of which Baron Asset Fund owns 1,487,297 shares, Baron Capital Asset Fund owns 111,069 shares and Baron iOpportunity Fund owns 111,069 shares. Baron Asset Fund, Baron Capital Asset Fund and Baron iOpportunity Fund are affiliates of Baron Capital Group.

(5) Includes 2,441,395 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends, of which Madison Dearborn Capital Partners III, L.P. owns 2,388,368 shares and Madison Dearborn Special Equity III, L.P. owns 53,027 shares.

(6) Includes 976,558 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends, of which Columbia XM Radio Partners, L.L.C. owns 219,726 shares, Columbia XM Satellite Partners III, LLC owns 348,802 shares and Columbia Capital Equity Partners III (QP), L.P. owns 408,030 shares.

SHAREHOLDERS' AGREEMENT

    We are party to a shareholders' agreement with certain of our primary investors, including the former holders of our Series A subordinated convertible notes and the holders of our Series C preferred stock, containing, among others, the provisions described below.

    The parties to the shareholders' agreement are entitled to designate directors to our Board of Directors and to observe meetings of the Board, including (of our ten current directors) one director selected by each of General Motors (or DIRECTV, as they may agree), Clear Channel, Telcom Ventures and AEA Investors; two independent directors; and the Chief Executive Officer. In addition, the parties have agreed to take all necessary actions to give effect to the agreement including to prevent any conflict between the agreement and our governing instruments.

    Motient, although no longer a stockholder of the Company and no longer entitled to designate three directors, agreed under the terms of the shareholders' agreement not to compete with us in the satellite radio business in the United States for a period expiring in November 2004.

    The shareholders' agreement will terminate upon unanimous consent of the parties, our bankruptcy or at such time as only one shareholder remains a party to the agreement.

PROPOSED SHAREHOLDER RIGHTS PLAN

    Our board of directors recently approved a shareholder rights plan, which it plans to implement in early 2002 by the declaration of a dividend of one right for each outstanding share of Class A common stock and Series A preferred stock and a number of rights per share of Series C preferred stock equal to the number of shares of Class A common stock into which a share of Series C preferred stock could be converted as of the record date of the dividend. Each right would entitle its holder to purchase one one-thousandth of a share of a new series of preferred stock upon the occurrence of certain triggering events, including if a person or group became the beneficial owner of 15% or more our Class A common stock or commenced or publicly announced an intention to commence a tender or exchange offer which would result in its ownership of 15% or more of our Class A common stock. Due to their current respective ownership positions, each of Hughes, General Motors and Clear Channel would be exempted from the 15% test and would not trigger the rights unless it acquired an additional 2% of our Class A common stock.

    The rights would have certain anti-takeover effects. The rights would cause substantial dilution to a person or group that attempted to acquire us in a manner or on terms not approved by our board of directors. We believe that the rights plan, when implemented, should not deter any prospective offeror willing to negotiate in good faith with our board of directors nor interfere with any merger or other business combination approved by our board of directors.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


EXHIBIT NO.                       DESCRIPTION
-----------                       -----------
1.1          Underwriting Agreement, dated as of December 5, 2001, between
             XM Satellite Radio Holdings Inc. and Morgan Stanley & Co.
             Incorporated.

5.1          Opinion of Hogan & Hartson L.L.P.

23.1         Consent of KPMG LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               XM SATELLITE RADIO HOLDINGS INC.


Date:  December 6, 2001        By:  /s/ Joseph M. Titlebaum
                                   ---------------------------------------------
                               Joseph M. Titlebaum
                               Senior Vice President, General Counsel and
                               Secretary



Date:  December 6, 2001        By:  /s/ Heinz Stubblefield
                                   ---------------------------------------------
                               Heinz Stubblefield
                               Senior Vice President and Chief Financial Officer

                                 EXHIBIT INDEX


EXHIBIT NO.                       DESCRIPTION
-----------                       -----------
1.1          Underwriting Agreement, dated as of December 5, 2001, between
             XM Satellite Radio Holdings Inc. and Morgan Stanley & Co.
             Incorporated.

5.1          Opinion of Hogan & Hartson L.L.P.

23.1         Consent of KPMG LLP.